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Entremed, Inc.
Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the EntreMed, Inc. 1992 Stock Incentive Plan and in the Registration Statement on Form S-8 pertaining to the EntreMed, Inc. 1992 Stock Incentive Plan and the EntreMed, Inc. Amended and Restated 1996 Stock Option Plan of our report dated February 10, 1998, with respect to the consolidated financial statements of EntreMed, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                          ERNST & YOUNG LLP

Atlanta, Georgia
March 29, 1998